Exhibit 10.40
NON-QUALIFIED EMPLOYEE
STOCK OPTION CERTIFICATE AGREEMENT
     THIS AGREEMENT is made as of the Date of Grant, XXXXXXX and between MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the “Corporation”), and XXXXXXX (the “Optionee”).
     WHEREAS, the Optionee is a valuable and trusted employee of the Corporation and the Corporation considers it desirable and in its best interests that the Optionee be given an added incentive to advance the interests of the Corporation by possessing an option to purchase shares of the Corporation, in accordance with the Corporation’s stock option plans (the “Plans”);
     WHEREAS, Section 7.1 of the Plans states that options granted under the Plans shall be evidenced by certificates incorporating such terms and conditions as the Committee (as such term is defined in the Plan) in its absolute discretion deems consistent with the terms of the Plan;
     WHEREAS, the Committee took action on the Date of Grant XXXXXX to authorize the issuance of new options to the Optionee; and
     WHEREAS, the Optionee and the Corporation, together, consider it desirable and in their best interests to voluntarily promise and agree to submit to binding arbitration any and all claims covered by this Agreement, and to agree that binding arbitration pursuant to this Agreement shall be the sole, exclusive, and final remedy for resolving any such claims and disputes;
     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:
     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Corporation hereby grants to the Optionee the right, privilege and option to purchase XXXX shares of its Class A Common Stock (the “Common Stock”). The Option is intended to be Non Qualified Stock Option’s within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.
     2. PURCHASE PRICE. The purchase price per share under the option granted to Optionee under Paragraph 1 above shall be $XX.XX, subject to adjustment as provided herein and in the Plan.
     3. TIME OF EXERCISE OF OPTION. Subject to the terms and conditions set forth herein, may be exercised by the Optionee according to Exhibit A. Subject to the foregoing limitation, Optionee may exercise the option to purchase all the shares granted by this option at one time or the Optionee may exercise the option to purchase the shares granted by the option from time to time, until the termination thereof as provided in Paragraph 5 below. Options shall not continue to vest after termination.
     4. METHOD OF EXERCISE. The option shall be exercised by accessing the Corporation’s approved stock option administrator’s stock option center. Option exercise activity must correspond with the payment of the option price for the number of shares exercised plus any applicable payroll taxes, which shall be handled with the Corporation directly by the Corporation’s approved stock option administrator. The Committee may approve or disapprove in its absolute discretion a request for payment to be made in whole or in part in stock of the Corporation. The Corporation shall make immediate delivery of the shares purchased under the Option, provided that if any law or regulation requires the Corporation to take any such action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.
     5. TERMINATION OF OPTION. Except as otherwise stated in Section 12 or elsewhere herein, the option, to the extent vested prior to termination date or death of Optionee and not theretofore exercised, shall terminate upon the first to occur of the following dates:
(a)	upon the date which is ninety (90) days subsequent to the date on which the Optionee’s employment by the Corporation is terminated (except if such termination be by reason of death or permanent and total disability or for cause);

(b)	the expiration of twelve (12) months after the date on which the Optionee’s employment by the Corporation is terminated, if such termination be by reason of Optionee’s permanent and total disability (as determined in the absolute discretion of the Committee);

(c)	the expiration of one hundred eighty (180) days from the death of the Optionee while in the employ of the Corporation, in which event the transferee of said option (or any unexercised portion thereof) pursuant to Optionee’s Will or by laws of intestacy must exercise said option within one hundred eighty (180) days following the date of the Optionee’s death; or

(d)	the date which is seven (7) years from the date of grant of the option.
     6. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another company, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option price of such shares, and the new option or assumption of the old option shall not give the Optionee additional benefits which the Optionee did not have under the old option, or deprive the Optionee of benefits which the Optionee had under the old option (except with respect to fractional shares).
     7. RIGHTS PRIOR TO EXERCISE OF OPTION. This option is not transferable by the Optionee, except in the event of death as provided in Paragraph 5 above, and during the Optionee’s lifetime is exercisable only by the Optionee. The Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of certificates for such shares as herein provided.
     8. SECURITIES, REGISTRATION AND RESTRICTIONS. Upon receipt of the shares of the Corporation as a result of the exercise in whole or in part of the Option, the Optionee, if so requested by the Corporation, shall represent and warrant to the Corporation that the Optionee is acquiring the shares of Common Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Corporation, shall deliver to the Corporation a written statement to that effect satisfactory to the Corporation. Additionally, if so requested by the Corporation, that the Optionee will execute and deliver to the Corporation a written agreement that the Optionee will not sell or offer to sell any such shares of Common Stock unless a registration statement shall be in effect with respect to such shares of Common Stock under the Securities Act (as defined in the Plan) and any applicable state securities law or unless the Optionee shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificates representing the shares transferred upon the exercise or surrender of the option granted hereby may, at the discretion of the Corporation, bear a legend to the effect that such shares have not been registered under the Securities Act or any applicable state securities law and that such shares may not be sold or offered for sale in the absence of (i) an effective registration statement as to such shares under the Securities Act and any applicable state securities law, or (ii) an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Furthermore, the Corporation shall have the right to require the Optionee to enter into such stockholder or other related agreements as the Corporation deems necessary or appropriate under the circumstances as a condition to the issuance of any shares under this option.
     9. PAYMENT OF WITHHOLDING TAX. In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an option, as a condition to the exercise thereof, the Optionee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Plan Committee, (i) in cash, (ii) by delivery of shares of Common Stock registered in the name of the Optionee, or by the Corporation not issuing such number of shares of Common Stock subject to the option, having a fair market value at the time of exercise equal to the amount to be withheld, or (iii) any combination of (i) and (ii) above.
     10. MISCELLANEOUS.
(a) The Optionee shall not have any right as a stockholder of the Corporation solely as a result of the grant of this option. The grant of this option does not constitute a contract of employment.

(b) This option shall be subject in all respects to the terms of the Plan including, without limitation, the following Change of Control provision:
(a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such acquisition in substantially the same portion as their ownership, immediately prior to such acquisition of the Outstanding Company Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control of the Company; or
(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
(c) consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Stock and Company Voting Securities immediately prior to such Business

Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Stock and Company Voting Securities, as the case may be; or
(d) (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.
(e) Notwithstanding the foregoing and any other provision in the Plan, the transaction contemplated by the Agreement and Plan of Merger, dated as of March 20, 2005, by and among Medicis Pharmaceutical Corporation, Inamed Corporation and Masterpiece Acquisition Corp., as it may be amended from time to time, shall not constitute a Change of Control for purposes of the Plan.
(c) The exercise of this option shall constitute the Optionee’s role and complete consent to whatever action the Committee elects to satisfy the Federal and State tax withholding requirements, if any, which the Committee in its sole discretion deems applicable to such exercise. This option shall be governed by the laws of the state applicable to the Plan.
     11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     12. FORFEITURE FOR FRAUD, DISHONESTY, UNLAWFUL COMPETITION AND OTHER HARMFUL ACTS.
          A. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 5 OR IN ANY EXHIBIT TO THIS AGREEMENT, ALL OPTION AND OTHER RIGHTS WITH RESPECT

TO ALL OPTIONS GRANTED TO OPTIONEE HEREUNDER BUT NOT YET EXERCISED SHALL IMMEDIATELY TERMINATE AND BE NULL AND VOID IF: (i) THE COMMITTEE OF THE CORPORATION’S BOARD OF DIRECTORS THEN ADMINISTERING THE CORPORATION’S STOCK OPTION PLANS (THE “COMMITTEE”) DETERMINES THAT THE OPTIONEE ENGAGED IN ILLEGAL ACTS, FRAUD, DISHONESTY, WILLFUL MISCONDUCT OR OTHER INTENTIONAL CONDUCT DETRIMENTAL TO THE CORPORATION, INCLUDING VIOLATION OF THE CORPORATION’S INSIDER TRADING POLICY (EACH AN “IMPROPER ACT”); (ii) OPTIONEE’S EMPLOYMENT BY THE CORPORATION IS TERMINATED FOR CAUSE AND OPTIONEE HAS COMMITTED IMPROPER ACTS; (iii) OPTIONEE HAS AT ANY TIME DISCLOSED TO ANY PERSON, FIRM, CORPORATION OR OTHER ENTITY ANY OF THE CORPORATION’S “PROPRIETARY INFORMATION” (AS DEFINED BELOW) WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BOARD OF DIRECTORS, OR EXCEPT AS SUCH DISCLOSURE MAY HAVE BEEN REQUIRED IN CONNECTION WITH THE OPTIONEE’S SERVICE AS AN EMPLOYEE OF THE CORPORATION OR BY LAW; (iv) OPTIONEE SOLICITS OR OTHERWISE INDUCES ANY EMPLOYEE OF THE CORPORATION TO TERMINATE HIS EMPLOYMENT; (v) OPTIONEE SOLICITS BUSINESS FROM ANY OF THE CORPORATION’S CUSTOMERS WITH WHOM OPTIONEE HAS A RELATIONSHIP OR THE IDENTITY OF WHOM BECAME KNOWN TO OPTIONEE BY REASON OF OPTIONEE’S RELATIONSHIP WITH THE CORPORATION, FOR AND ON BEHALF OF ANY OF THE CORPORATION’S COMPETITORS; (vi) OPTIONEE DISPARAGES THE CORPORATION OR COMMITS ANY OTHER ACT OF DISLOYALTY; (vii) OPTIONEE ENGAGES IN ANY CONDUCT IN VIOLATION OF OPTIONEE’S CONTRACTUAL OBLIGATIONS TO THE CORPORATION, INCLUDING BUT NOT LIMITED TO A VIOLATION OF ANY VALID NON-COMPETITION, NON-DISCLOSURE, NON-SOLICITATION OR OTHER AGREEMENT; (viii) OPTIONEE FAILS TO ASSIGN TO THE CORPORATION ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT IN VIOLATION OF ANY OF THE CORPORATION’S POLICIES OR ANY AGREEMENT BETWEEN THE CORPORATION AND OPTIONEE; OR (ix) OPTIONEE REFUSES TO BE AVAILABLE FOR REASONABLE CONSULTATION WITH RESPECT TO THE SUBJECT MATTER OF OPTIONEE’S EMPLOYMENT OR ENGAGEMENT FOLLOWING TERMINATION OF SUCH EMPLOYMENT. THE ACTS OR CIRCUMSTANCES DESCRIBED IN THE PRECEDING SENTENCE SHALL BE REFERRED TO AS “EVENTS OF FORFEITURE”.
          B. FOR PURPOSES OF THIS SECTION, THE TERM “PROPRIETARY INFORMATION” SHALL MEAN ALL CONFIDENTIAL OR SECRET CUSTOMER LISTS, PROSPECTIVE CUSTOMER LISTS, TRADE SECRETS, PROCESSES, PRODUCT FORMULATIONS, INVENTIONS, IMPROVEMENTS, MANUFACTURING FORMULATION OR SYSTEMS TECHNIQUES, PRODUCT FORMULAS, DEVELOPMENT OR EXPERIMENTAL WORK, WORKS IN PROCESS, BUSINESS, MARKETING AND COMPETITIVE STRATEGIES, INFORMATION RELATING TO ANY PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF THE CORPORATION, AND ANY OTHER SECRET OR CONFIDENTIAL PROPRIETARY MATTER RELATING TO OR PERTAINING TO THE CORPORATION OR ITS PRODUCTS, SERVICES, SALES OR BUSINESS.
          C. IN ADDITION TO THE FOREGOING RIGHTS AND ANY AND ALL OTHER RIGHTS WHICH THE CORPORATION (OR ANY OF ITS SUBSIDIARIES OR AFFILIATES) MAY

HAVE AGAINST THE OPTIONEE AT LAW OR IN EQUITY, OPTIONEE FURTHER AGREES THAT UPON OCCURRENCE OF ANY OF THE EVENTS OF FORFEITURE DESCRIBED IN SUBSECTION A, UPON THE DETERMINATION OF THE COMMITTEE, OPTIONEE SHALL OWE THE CORPORATION THE EXCESS OF THE FAIR MARKET VALUE OVER THE OPTION PRICE (MEASURED AS OF THE DATE OF ACQUISITION) OF ALL SHARES ACQUIRED THROUGH EXERCISE OF ANY OPTION WITHIN THE THREE (3) YEARS PRECEDING THE COMMITTEE’S DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED. OPTIONEE SHALL PAY SUCH AMOUNT TO THE CORPORATION WITHIN THIRTY (30) DAYS OF THE COMMITTEE’S WRITTEN DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED, WHICH DETERMINATION MAY BE MADE BY NOTICE TO THE OPTIONEE WITHIN ANY TIME UP TO TWO (2) YEARS FOLLOWING THE OPTIONEE’S TERMINATION OF EMPLOYMENT.
          D. BY ACCEPTING THIS AGREEMENT, OPTIONEE CONSENTS TO DEDUCTION FROM ANY AMOUNTS THE CORPORATION MAY OWE TO OPTIONEE FROM TIME TO TIME (INCLUDING AMOUNTS OWED TO OPTIONEE AS WAGES OR OTHER COMPENSATION, FRINGE BENEFITS, VACATION PAY OR COMMISSIONS) TO THE EXTENT OF ANY AMOUNT WHICH OPTIONEE OWES THE CORPORATION PURSUANT TO THE PROVISIONS OF SUBSECTION C. WHETHER OR NOT THE CORPORATION ELECTS TO MAKE ANY SET-OFF IN WHOLE OR IN PART, IF THE CORPORATION DOES NOT RECOVER BY MEANS OF THE SET-OFF THE FULL AMOUNT OWED TO IT BY THE OPTIONEE, THEN OPTIONEE AGREES TO PAY IMMEDIATELY THE UNPAID BALANCE TO THE CORPORATION.
          E. THE OPTIONEE MAY BE RELEASED FROM OPTIONEE’S OBLIGATIONS UNDER THIS SECTION 12 ONLY IF THE COMMITTEE DETERMINES, IN ITS SOLE DISCRETION, THAT SUCH A RELEASE IS IN THE BEST INTERESTS OF THE CORPORATION. SO LONG AS THEY ARE MADE IN GOOD FAITH, ALL DETERMINATIONS BY THE COMMITTEE MADE PURSUANT TO THIS SECTION 12 SHALL BE FINAL, BINDING AND NONAPPEALABLE.
     13. AGREEMENT REGARDING PRIOR OPTION GRANTS. OPTIONEE EXPRESSLY AGREES THAT, IN CONSIDERATION FOR THE GRANT OF THE OPTIONS PROVIDED FOR IN THIS AGREEMENT, THE PROVISIONS OF SECTIONS 5 (a, b, & c), 12, 13 AND 14 OF THIS AGREEMENT SHALL BE DEEMED INCORPORATED INTO ALL PRIOR OPTION AGREEMENTS ENTERED INTO BETWEEN THE CORPORATION AND THE OPTIONEE AND THAT THE FORFEITURE PROVISIONS SET FORTH IN THIS AGREEMENT SHALL APPLY TO ALL OPTIONS PREVIOUSLY GRANTED TO OPTIONEE.
     14. MANDATORY ARBITRATION. In consideration of the terms and conditions set forth herein, including the Corporation’s grant to the Optionee of the stock options described above, Optionee and the Corporation voluntarily promise and agree to arbitrate any and all claims and disputes covered by this Agreement. The arbitration shall be binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the National Rules for the Resolution of Employment Disputes (“Employment Dispute Rules”) in effect on the date the arbitration is commenced in accordance with this Agreement. The AAA’s Employment Dispute Rules shall govern disputes concerning the term or termination of Optionee’s employment; all federal, state, or local laws, regulations, statutes, or policies prohibiting employment discrimination and/or harassment (including, without limitation, discrimination or harassment based on race, sex, national origin, religion, age, or disability) and/or unlawful retaliation in termination of employment in violation of any public policy; any policy, compensation, or benefit plan of the Corporation, excluding the Corporation’s stock option plan; and claims for personal, emotional or physical injury not otherwise governed by Workers’ Compensation. The Commercial Arbitration Rules of the AAA shall govern all other disputes covered by this Agreement, including, without limitation, disputes relating to the corporation’s stock option plan. The provisions of this Agreement shall govern the rights of all parties hereto, including but not limited to any party claiming for or on behalf of Optionee, including Optionee’s heirs, successors, assigns, personal representatives and bankruptcy trustees. Optionee and the Corporation further agree that binding arbitration pursuant to this Agreement shall be the sole, exclusive, and final remedy for resolving any such claims and disputes.
          A. CLAIMS COVERED BY MANDATORY ARBITRATION AGREEMENT. With the exception of only those claims specifically excluded in paragraph B, below, this Agreement includes all legally actionable claims that Optionee may currently, or in the future, have against Corporation, including without limitation, claims arising under:
1.	any alleged or actual contract, agreement, or covenant (oral, written, or implied), including this Agreement, between Optionee and Corporation relating to Optionee’s employment, the termination of Optionee’s employment, directorship and/or consultancy or an option provided to Optionee;

2.	any policy, compensation, or benefit plan of the Corporation, including the Corporation’s stock option plan, unless the decision at issue was made by an entity other than the Corporation, in which case the agreement that arbitration is the exclusive remedy applies only to Optionee’s claims against the Corporation;

3.	all federal, state, or local laws, regulations, statutes, or policies prohibiting employment discrimination and/or harassment, (including, without limitation, discrimination or harassment based on race, sex, national origin, religion, age, or disability) and/or unlawful retaliation;

4.	any public policy;

5.	any and all claims for personal, emotional, physical, or economic injury;

6.	any other rights, obligations, or duties arising out of constitutions, statutes or common law, whether or not specifically referred to in this Agreement, and whether similar to or dissimilar to rights, obligations, or duties referred to in this Agreement, which are or may be granted to any party to this Agreement by the laws of any state or country in which either party resides or engages in the business of the Corporation.
          B. CLAIMS EXCLUDED FROM ARBITRATION AGREEMENT. The only claims not subject to Arbitration under this Agreement are limited to:
1.	any claim by the Optionee for workers’ compensation benefits;

2.	any claim by the Optionee for benefits under a benefit plan of the Corporation which provides its own arbitration procedure;

3.	any claim by a party involving violation of rules, regulations, or laws governing insider trading; and

4.	any claim prohibited from binding arbitration by applicable laws or public policy; and.

5.	any claim brought before the Equal Employment Opportunity Commission, however, notwithstanding the foregoing, Optionee agrees that Optionee’s sole recovery for any damages shall be through the binding arbitration process described herein.
          C. PROCEDURES.
1.	A written request for mediation/arbitration which contains a specific statement of the acts complained of and the statutory or other violation alleged, must be served by mail on the other party, and in duplicate (with a copy of this Agreement attached) on the AAA Office in Phoenix, Arizona or the AAA regional office in which Phoenix is located. The Corporation shall be served at its principal place of business, and the Optionee shall be served at the last home address shown in his/her personnel file. The request shall set forth the names, addresses, and telephone numbers of the parties; the amount in controversy, if any; the remedy sought; and that the hearing location agreed upon is Phoenix, Arizona. The request must be filed within the time limit established by the applicable statute of limitations necessary to perfect an administrative claim or initiate a lawsuit, whichever is sooner, if the dispute involves statutory rights, and when statutory rights are not at issue, within one year of the day on which the act complained of occurred, or notice thereof was given, whichever occurs first.

2.	The parties shall attempt in good faith to select one person by agreement to mediate the dispute. The mediator, after consultation with the parties, will determine the mediation procedures to be followed. The fees and expenses of the mediator, if any, will be paid by the Corporation. If no mutual agreement can be reached as to such person, then the dispute will be settled by binding arbitration under the procedures set forth below. No mediation shall exceed two hours without the Corporation’s written agreement to lengthen the mediation. Mediation is not binding on either party.

3.	If the dispute is not resolved by discussion or mediation within thirty (30) days of the request for mediation/arbitration, the AAA shall administer the arbitration. The AAA shall appoint an arbitrator within thirty (30) days of the AAA’s receipt of notice that the matter was not, or will not be, resolved through mediation. The arbitrator must be licensed to practice law in the state in which the arbitration is convened, and the arbitrator shall, by virtue of background and similar experience, be knowledgeable in matters pertaining to stock option agreements and employment relationships and disputes.

4.	The arbitrator may establish rules for the conduct of the arbitration consistent with the terms of this agreement and the applicable AAA rules. Each party shall have the presumptive right to take two (2) depositions at their own expense. The arbitrator may order additional depositions for good cause shown and such other discovery as the arbitrator considers necessary. Each party shall be entitled to counsel of its choice. All proceedings shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the parties to the arbitration, except as required by legal process or as necessary to judicially challenge an arbitration award under the grounds set forth below. The arbitrator shall have the authority to entertain motions to dismiss and/or motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

5.	In arbitrations governed by the Commercial Arbitration Rules of the AAA, not earlier than thirty (30) nor more than forty-five (45) days after appointment, the arbitrator shall conduct a preliminary hearing in accordance with the AAA “Guidelines for Expediting Large, Complex Commercial Arbitrations.” Not less than five (5) days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used in the arbitration hearing. Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than those set forth on such list. The arbitrator shall have the power to compel production of documents at the hearing by subpoena. Each party shall be entitled to counsel of its choice. All proceedings and information provided at the hearings shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the parties to the arbitration. The arbitrator shall have the authority to entertain motions to dismiss and/or motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

6.	Also in arbitrations governed by the Commercial Arbitration Rules, the arbitrator shall receive evidence in a single hearing which shall be conducted in Phoenix, Arizona. The hearing shall be commenced not more than sixty (60) days after the appointment of the arbitrator.

7.	In arbitrations governed by the Employment Dispute Rules, the arbitrator shall conduct an Arbitration Management Conference with the parties not later than sixty (60) days after appointment, and shall thereafter conduct the Arbitration in Phoenix, Arizona at a time and date set after consultation with the parties during the Management Conference.

8.	The arbitrator shall issue such award as is proper under the applicable substantive law of Arizona or of the United States, as the case may be, and the evidence. The arbitrator shall have no power or authority to add to or, except as otherwise provided in Section D.4 hereof, to detract from the Agreement of the parties. The arbitrator shall not have authority to alter the terms or conditions of employment lawfully established by the Corporation, nor modify or disregard the standards of professional conduct and performance set by the Corporation in good faith, but shall only determine whether the law has been violated by the acts of either party as specifically alleged.

9.	The arbitrator shall issue a final award not more than twenty (20) days following the conclusion of the hearing. The arbitrator shall have authority to grant injunctive relief in a form substantially similar to that which would otherwise be granted by a court of law. The arbitrator shall issue a written opinion setting forth a statement of the grounds for the award and the method of determining any damages, if any, awarded. The award shall be final and binding on all parties and may be entered as a judgment, under seal, and enforced, or injunctive relief maybe sought, in any court of competent jurisdiction. Judicial modification of the award shall be limited to situations in which the arbitrator fails or refuses to apply controlling law or the valid and enforceable terms of this Agreement.

10.	The arbitrator shall be entitled to receive reasonable compensation at an hourly rate to be established by agreement between the arbitrator and the AAA. All fees and expenses of the arbitration, including a transcript if either party requests, will be borne by the parties equally, except that in arbitrations governed by the Employment Dispute Rules, the fees and expenses will be borne by the parties as follows: Optionee shall pay an amount equivalent to the filing fee in Arizona District Court, plus one-half of the expense of the transcript, and any other amounts deemed fair and reasonable by the arbitrator; the Corporation shall bear the remaining fees and expenses of the arbitration. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses and the presentation of proof and post-hearings briefs, unless the party prevails on a claim for which attorneys’ fees are recoverable by statute or contract, and the arbitrator awards such fees.

11.	Either party may bring an action in a court of competent jurisdiction to compel arbitration under this agreement, to seek to vacate an arbitration award, and to enforce an arbitration award. Except as otherwise provided in this agreement, Optionee agrees that Optionee will not initiate or prosecute any lawsuit in any way related to any claim covered by this agreement.
          C. MISCELLANEOUS PROVISIONS.
For the purposes of the arbitration provisions of this agreement:
1.	Notice will be effective on the fifth (5th) day after deposit with the United States Postal Service by certified mail, return receipt requested, properly addressed and with first class postage paid.

2.	The term “Corporation” includes all related entities, all directors, officers, employees, agents, representatives, benefit plans, benefit plan sponsors, fiduciaries, administrators, or affiliates of any of the above, and all successors and assigns of any of the above excluding the Optionee.

3.	If either party pursues a covered claim against the other by action, method or legal proceeding other than arbitration as provided herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and shall be entitled to recover all costs, losses, and attorneys’ fees related to such other action or proceeding.

4.	This is the complete agreement of the parties on the subject of arbitration of disputes covered by this agreement and stock options. This agreement supersedes any prior or contemporaneous oral, written or implied understanding on the subject, shall survive the termination of Optionee’s employment, and can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement. If any provision, or term in a provision, of this Agreement is adjudged to be void or otherwise unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement. To the extent that any provision of this Agreement is held invalid or unenforceable because it is overbroad, that provision shall not be void but shall be limited only to the extent required by applicable law and enforced as so limited.

5.	This agreement is not, and shall not be construed to create, any contract of employment, express or implied, nor does this agreement in any way alter the “at will” status of Optionee’s employment.
          E. EMPLOYMENT AT WILL. Optionee acknowledges that Optionee is, and at all times will be, an employee-at-will of the Corporation, and nothing contained herein shall be construed to alter or affect the Optionee’s at-will employment status. Optionee acknowledges that the Optionee’s at-will status can be modified only by a written contract which (a) sets forth an express restriction on the Optionee’s at-will status; (b) is signed by both the Optionee and the President of the Corporation; and (c) expresses the specific intent that it is a contract of employment intended to modify the Optionee’s at-will status. Optionee’s employment is terminable by the Corporation or by the Optionee, with or without cause, and with or without notice, at any time. In the event of the termination of Optionee’s employment under this Agreement the Corporation shall have no liability to Optionee, other than to pay Optionee the compensation due through Optionee’s last day of employment, and such termination shall not diminish or affect the enforceability of this Agreement.
          F. CHOICE OF FORUM AND GOVERNING LAW. In light of the Corporation’s substantial contacts with the State of Arizona, the parties’ interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and the Corporation’s execution of, and the making of, this Agreement in Arizona, the parties agree that: (1) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard for any conflict of law principles; and (2) any arbitration, application for injunctive relief, or litigation relating to the Agreement shall be filed and conducted in Maricopa County, Arizona.
          G. NON-WAIVER OF RIGHTS. The Corporation’s failure to enforce at any time any of the versions of this Agreement or to require at any time performance by the Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Corporation thereafter to enforce each and every provision in accordance with the terms of this Agreement.
UPON ENTERING INTO THIS AGREEMENT, OPTIONEE WARRANTS THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND HAS VOLUNTARILY AGREED TO ENTER INTO IT WITHOUT RELIANCE ON ANY REPRESENTATIONS OR PROMISES BY THE CORPORATION OTHER THAN AS SET FORTH IN THIS AGREEMENT.

OPTIONEE HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS OPTIONEE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS.
OPTIONEE UNDERSTANDS OPTIONEE’S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND VOLUNTARILIY ENTERS INTO IT.
OPTIONEE ACKNOWLEDGES OPTIONEE’S “AT-WILL” EMPLOYMENT STATUS.
OPTIONEE RECOGNIZES OPTIONEE’S WAIVER OF RIGHT TO A JURY TRIAL BY AGREEING TO MANDATORY ARBITRATION.
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION. THE ARBITRATION PROVISION MAY BE ENFORCED BY THE CORPORATION AND BY YOU.
Exhibit A
Five Year — Cliff Vesting

Vesting schedule for five (5) year vest period.

Shares	Option price	Fully Vested	Expiration

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

MEDICIS PHARMACEUTICAL CORPORATION

By:

By: